Exhibit 10.2

STOCK PURCHASE AGREEMENT
By and Between
ZAI LAB LIMITED
AND
MACROGENICS, INC.
Dated as of June 14, 2021

6.4..................................................................................................................................... 16

7.3..................................................................................................................................... 17

Exhibit A – Notices

STOCK PURCHASE AGREEMENT
THIS STOCK PURCHASE AGREEMENT (this “Agreement”), dated as of June 14, 2021, by and between Zai Lab Limited (the “Investor”), an exempted company with limited liabilities incorporated under the Laws of Cayman Islands with its principal place of business at Fourth Floor, Building 1,4560 Jinke Road, Pudong District, Shanghai 201210, China, and MacroGenics, Inc. (the “Company”), a Delaware corporation, with its principal place of business at 9704 Medical Center Drive, Rockville, MD 20850.
WHEREAS, pursuant to the terms and subject to the conditions set forth in this Agreement, the Company desires to issue and sell to the Investor, and the Investor desires to subscribe for and purchase from the Company, certain shares of common stock, par value $0.01 per share, of the Company (the “Common Stock”); and
WHEREAS, simultaneously with the execution of this Agreement, the Company and the Investor, are entering into the Collaboration Agreement.
NOW, THEREFORE, in consideration of the following mutual promises and obligations, and for good and valuable consideration, the adequacy and sufficiency of which are hereby acknowledged, the Investor and the Company agree as follows:
1.Definitions.
1.1.Defined Terms. When used in this Agreement, the following terms shall have the respective meanings specified therefor below:
“Affiliate” shall mean, with respect to any Person, another Person that controls, is controlled by or is under common control with such Person; provided, that with respect to the Investor, “Affiliate” shall mean the Investor’s subsidiaries that are wholly-owned directly or indirectly, by the Investor and any Person that wholly-owns, directly or indirectly, the Investor. A Person shall be deemed to control another Person if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise. Without limiting the generality of the foregoing, a Person shall be deemed to control another Person if any of the following conditions is met: (i) in the case of corporate entities, direct or indirect ownership of more than fifty percent (50%) of the stock or shares having the right to vote for the election of directors, and (ii) in the case of non-corporate entities, direct or indirect ownership of more than fifty percent (50%) of the equity interest with the power to direct the management and policies of such non-corporate entities. For the purposes of this Agreement, in no event shall the Investor or any of its Affiliates be deemed Affiliates of the Company or any of its Affiliates, nor shall the Company or any of its Affiliates be deemed Affiliates of the Investor or any of its Affiliates.
“Agreement” shall have the meaning set forth in the Preamble, including all Exhibits attached hereto.

“Business Day” shall mean a shall mean a day on which banking institutions in Washington, DC, USA and Shanghai, China are generally open for business, excluding any Saturday or Sunday.
“Collaboration Agreement” shall mean the Collaboration and License Agreement, of even date herewith, between the Investor and the Company.
“Collaboration Assets” shall mean the Collaboration Products, as defined in the Collaboration Agreement.
“Collaboration Material Adverse Effect” shall mean any effect that, individually or when taken together with all other Effects, has had, or would reasonably be expected to have, (i) a material adverse effect on the Collaboration Assets, taken as a whole, or (ii) a material adverse effect on the Company’s ability to perform its obligations under the Collaboration Agreement.
“Contract” means any agreement, contract, lease, indenture, instrument, note, debenture, bond, mortgage or deed of trust or other agreement, commitment, arrangement or understanding.
“DOJ” means the U.S. Department of Justice.
“Effect” shall have the meaning set forth in the definition of “Material Adverse Effect.”
“FTC” means the U.S. Federal Trade Commission.
“Governmental Authority” shall mean any court, agency, authority, department, regulatory body or other instrumentality of any government or country or of any national, federal, state, provincial, regional, county, city or other political subdivision of any such government or country or any supranational organization of which any such country is a member.
“Intellectual Property” shall mean trademarks, trade names, trade dress, service marks, copyrights, and similar rights (including registrations and applications to register or renew the registration of any of the foregoing), patents and patent applications, trade secrets, and any other similar intellectual property rights.
“Intellectual Property License” shall mean any license, permit, authorization, approval, contract or consent granted, issued by or with any Person relating to the use of Intellectual Property.
“Law” or “Laws” shall mean all laws, statutes, rules, regulations, orders, judgments, injunctions and/or ordinances of any Governmental Authority.
“Material Adverse Effect” shall mean any change, event or occurrence (each, an “Effect”) that, individually or when taken together with all other Effects, has had, or would reasonably be expected to have, (i) a material adverse effect on the business, financial condition, assets or results of operations of the Company and its subsidiaries, taken as a whole, or (ii) a material adverse effect on the Company’s ability to perform its obligations, or consummate the Transaction, in accordance with the terms of this Agreement, except in the case of (i) to the extent that any such Effect results from or arises out of: (A) changes in conditions in the United States or global economy or capital or financial markets generally, including changes in interest or exchange rates, (B) changes in general legal, regulatory, political, economic or business conditions or changes in generally accepted accounting principles in the United States or interpretations thereof, (C) acts of war, sabotage or terrorism, or any escalation or worsening of any such acts of war, sabotage or terrorism, (D) earthquakes, hurricanes, floods or other natural disasters, (E) the announcement of this Agreement or the Transaction, (F) any change in the Company’s stock price or trading volume or any failure to meet internal projections or forecasts or published revenue or earnings projections of industry analysts (provided that the underlying events giving rise to any such change shall not be excluded), (G) any breach, violation or non-performance by the Investor or any of its Affiliates under the Collaboration Agreement (provided that this item (G) will not apply if such breach, violation or non-performance by the Investor or any of its Affiliates was primarily caused by the failure of the Company to perform of the covenants or agreements under the Collaboration Agreement or this Agreement to be performed by the Company), provided, however, that the Effects excluded in clauses (A), (B), (C) and (D) shall only be excluded to the extent such Effects are not disproportionately adverse on the Company and its subsidiaries as compared to other companies operating in the Company’s industry.

“Organizational Documents” shall mean (i) the Restated Certificate of Incorporation of the Company, as amended through the date of this Agreement and (ii) the Amended and Restated Bylaws of the Company, as amended through the date of this Agreement.
“Per Share Purchase Price” shall mean $31.30; provided, however, that in the event of any stock dividend, stock split, combination of shares, recapitalization or other similar change in the capital structure of the Company after the date hereof and on or prior to the Closing which affects or relates to the Common Stock, the Per Share Purchase Price shall be appropriately adjusted.

“Person” shall mean any individual, partnership, limited liability company, firm, corporation, trust, unincorporated organization, government or any department or agency thereof or other entity, as well as any syndicate or group that would be deemed to be a Person under Section 13(d)(3) of the Exchange Act.
“Third Party” shall mean any Person (other than a Governmental Authority) other than the Investor, the Company or any Affiliate of the Investor or the Company.
“Trading Market” means The Nasdaq Stock Market.
“Transaction” means the issuance and sale of the Shares by the Company, and the purchase of the Shares by the Investor, in accordance with the terms hereof.

1.2.Additional Defined Terms. In addition to the terms defined in Section 1.1, the following terms shall have the respective meanings assigned thereto in the sections indicated below:

Defined Term	Section
Aggregate Purchase Price	Section 2
Closing	Section 3.1
Closing Date	Section 3.1
Common Stock	Preamble
Company	Preamble
Company Rights	Section 4.21(b)
Company SEC Documents	Section 4.11(a)
Exchange Act	Section 4.11(a)
GAAP	Section 4.11(c)
HSR Act	Section 4.7
Investor	Preamble
LAS	Section 4.7
Permits	Section 4.10
Proprietary Rights	Section 4.21(b)
Rule 144	Section 5.9
SEC	Section 4.7
Securities Act	Section 4.11(a)
Shares	Section 2
Subsidiaries	Section 4.3
Termination Date	Section 9.1(b)
Transfer Agent	Section 10.3(c)
2.Purchase and Sale of Common Stock. Subject to the terms and conditions of this Agreement, at the Closing, the Company shall issue and sell to the Investor, free and clear of all liens, other than any liens arising as a result of any action by the Investor, and the Investor shall purchase from the Company, a number of shares of Common Stock (the “Shares”) equal to the amount obtained by dividing the aggregate purchase price of US $30,000,017.10 (the “Aggregate Purchase Price”) by the Per Share Purchase Price.
3.Closing Date; Deliveries.
3.1.Closing Date. Subject to the satisfaction or waiver of all the conditions to the Closing set forth in Sections 6, 7 and 8 hereof, the closing of the purchase and sale of the Shares hereunder (the “Closing”) shall be held on the third (3rd) Business Day after the satisfaction of the conditions to Closing set forth in Sections 6, 7 and 8 (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction at such time of such conditions), at 9:00 a.m. New York time, at the offices of Cooley LLP, 55

Hudson Yards, New York, New York 10001, or at such other time, date and location as the parties may agree. The date the Closing occurs is hereinafter referred to as the “Closing Date.”
3.2.Deliveries.
(a)Deliveries by the Company. At the Closing, the Company shall deliver to the Investor the Shares in book-entry form, registered in the name of the Investor, and the Company shall instruct its transfer agent to register such issuance at the time of such issuance, evidenced by an issuance statement or equivalent document issued by such transfer agent to be delivered to the Investor at Closing. The Company shall also deliver at the Closing: (i) a certificate in form and substance reasonably satisfactory to the Investor and duly executed on behalf of the Company by an authorized executive officer of the Company, certifying that the conditions to Closing set forth in Sections 6 and 8.2 of this Agreement have been fulfilled;; and (ii) a certificate of the secretary of the Company dated as of the Closing Date certifying (A) that attached thereto is a true and complete copy of the Amended and Restated Bylaws of the Company as in effect at the time of the actions by the Board of Directors of the Company referred to in clause (B) below, and on the Closing Date; (B) that attached thereto is a true and complete copy of all resolutions adopted by the Board of Directors of the Company authorizing the execution, delivery and performance of the this Agreement and the Transaction and that all such resolutions are in full force and effect and are all the resolutions adopted in connection with the transactions contemplated hereby as of the Closing Date; (C) that attached thereto is a true and complete copy of the Company’s Restated Certificate of Incorporation as in effect at the time of the actions by the Board of Directors of the Company referred to in clause (B) above, and on the Closing Date; and (D) as to the incumbency and specimen signature of any officer of the Company executing this Agreement on behalf of the Company.
(b)Deliveries by the Investor. At the Closing, the Investor shall deliver, or cause to be delivered, to the Company the Aggregate Purchase Price by wire transfer of immediately available United States funds to an account designated by the Company. The Company shall notify the Investor in writing of the wiring instructions for such account not less than five (5) Business Days before the Closing Date. The Investor shall also deliver, or cause to be delivered, at the Closing: (i) a certificate in form and substance reasonably satisfactory to the Company duly executed by an authorized executive officer of the Investor certifying that the conditions to Closing set forth in Section 7 of this Agreement have been fulfilled; and (ii) a certificate of the secretary or assistant secretary of the Investor dated as of the Closing Date certifying as to the incumbency and specimen signature of any officer executing this Agreement on behalf of the Investor.
4.Representations and Warranties of the Company. The Company hereby represents and warrants to the Investor as of the date hereof and as of the Closing Date that:
4.1.Organization, Good Standing and Qualification.
(a)    The Company and each of the Subsidiaries is a corporation duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. The Company and each of the Subsidiaries has all requisite corporate power and corporate authority to own, lease and operate its properties and assets, to carry on its business as now conducted, and as proposed to be conducted as described in the Company SEC Documents, the Company has all requisite corporate power and corporate authority to enter into the this Agreement and the Collaboration Agreement, to issue and sell the Shares and to perform its obligations under and to carry out the other transactions contemplated by the this Agreement and the Collaboration Agreement.
(b)    The Company and each of the Subsidiaries is qualified to transact business and is in good standing in each jurisdiction in which the character of the properties owned, leased or operated by the Company or Subsidiary, as applicable, or the nature of the business conducted by the Company or Subsidiary, as applicable, makes such qualification necessary, except where the failure to be so qualified would not have a Material Adverse Effect.
4.2.Capitalization and Voting Rights.
(a)    The authorized capital of the Company as of June 10, 2021 consists of: (i) 125,000,000 shares of Common Stock of which, as of the date of this Agreement, (x) 60,108,325 shares are issued and outstanding and (y) 13,808,200 shares are reserved for issuance pursuant to the Company’s stock incentive plans, of which 8,835,532 shares are issuable upon the exercise of stock options outstanding on the date hereof and (ii) 5,000,000 shares of preferred stock, par value $0.01 per share, of which no shares are issued and outstanding as of the date of this Agreement. All of the issued and outstanding shares of Common Stock (A) have been duly authorized and validly issued, (B) are fully paid and non-assessable and (C) were issued in compliance with all applicable federal and state securities Laws and not in violation of any preemptive rights.
(b)    All of the authorized shares of Common Stock are entitled to one (1) vote per share.
(c)    Except as described or referred to in Section 4.2(a) above, there are not: (i) any outstanding equity securities, options, warrants, rights (including conversion or preemptive rights) or other agreements pursuant to which the Company is or may become obligated to issue, sell or repurchase any shares of its capital stock or any other securities of the Company or (ii) any restrictions on the transfer of capital stock of the Company other than pursuant to state and federal securities Laws.
(d)    Except as disclosed in the Company SEC Documents, the Company is not a party to or subject to any agreement or understanding relating to the voting of shares of capital stock of the Company or the giving of written consents by a stockholder or director of the Company.

(e)    Except as disclosed in the Company SEC Documents, no Person has any right to cause the Company to effect the registration under the Securities Act of any securities of the Company.
(f)    The Common Stock is registered pursuant to Section 12(b) or 12(g) of the Exchange Act, and the Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act nor has the Company received any notification that the SEC is contemplating terminating such registration.
4.3.Subsidiaries. The Company has disclosed all of its subsidiaries required to be disclosed pursuant to Item 601(b)(21) of Regulation S-K in an exhibit to its Annual Report on Form 10-K (the “Subsidiaries”). The Company owns, directly or indirectly, all of the capital stock or other equity interests of each Subsidiary free and clear of any Liens, and all of the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities.
4.4.Authorization.
(a)    All requisite corporate action on the part of the Company, its directors and stockholders required by applicable Law for the authorization, execution and delivery by the Company of the this Agreement and the Collaboration Agreement, and the performance of all obligations of the Company hereunder and thereunder, including the authorization, issuance and delivery of the Shares, has been taken.
(b)    The Collaboration Agreement has been, and upon the execution and delivery of this Agreement by the Company and upon the due execution and delivery of this Agreement by the Investor and the Collaboration Agreement by the Investor, this Agreement and the Collaboration Agreement will constitute, valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms (except with respect to the Investor Agreement and the Collaboration Agreement as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other Laws of general application relating to or affecting enforcement of creditors’ rights and (ii) rules of Law governing specific performance, injunctive relief or other equitable remedies and limitations of public policy).
(c)    No stop order or suspension of trading of the Common Stock has been imposed by Nasdaq, the SEC or any other Governmental Authority and remains in effect.
4.5.No Defaults. The Company is not in default under or in violation of (a) its Organizational Documents, (b) any provision of applicable Law or any ruling, writ, injunction, order, Permit, judgment or decree of any Governmental Authority or (c) any agreement, arrangement or instrument, whether written or oral, by which the Company or any of its assets are bound, except, in the case of subsections (b) and (c), as would not have a Material Adverse Effect. There exists no condition, event or act which after notice, lapse of time, or both, would constitute a default or violation by the Company under any of the foregoing, except, in the case of subsections (b) and (c), as would not have a Material Adverse Effect.
4.6.No Conflicts. The execution, delivery and performance of the this Agreement and the Collaboration Agreement, and compliance with the provisions hereof and thereof by the Company do not and shall not: (a) violate any provision of applicable Law or any ruling, writ, injunction, order, permit, judgment or decree of any Governmental Authority, (b) constitute a breach of, or default under (or an event which, with notice or lapse of time or both, would become a default under) or conflict with, or give rise to any right of termination, cancellation or acceleration of, any agreement, arrangement or instrument, whether written or oral, by which the Company or any of its assets are bound, (c) violate or conflict with any of the provisions of the Company’s Organizational Documents or (d) result in any encumbrance upon any of the Shares, other than restrictions pursuant to this Agreement or securities Laws, or on any of the properties or assets of the Company or any Subsidiary, except, in the case of subsections (a) and (b), as would not have a Material Adverse Effect with respect to this Agreement or a Collaboration Material Adverse Effect with respect to the Collaboration Agreement.
4.7.No Governmental Authority or Third Party Consents. No consent, approval, authorization or other order of, or filing with, or notice to, any Governmental Authority or other Third Party is required to be obtained or made by the Company in connection with the authorization, execution and delivery by the Company of any of the this Agreement or the Collaboration Agreement, or with the authorization, issue and sale by the Company of the Shares, except such filings as may be required to be made with the Securities and Exchange Commission (the “SEC”) and with any state blue sky or securities regulatory authority, which filings shall be made in a timely manner in accordance with all applicable Laws and.
4.8.Valid Issuance of Shares. When issued, sold and delivered at the Closing in accordance with the terms hereof for the Aggregate Purchase Price, the Shares shall be duly authorized, validly issued, fully paid and nonassessable, free from any liens, encumbrances or restrictions on transfer, including preemptive rights, rights of first refusal or other similar rights, other than as arising pursuant to the this Agreement, as a result of any action by the Investor or under federal or state securities Laws.
4.9.Litigation. Except as set forth in the Company SEC Documents filed prior to the date of this Agreement (excluding (i) any amendment thereto filed on or after the date of this Agreement, (ii) disclosures of non-specific risks faced by the Company included in any forward-looking statement, disclaimer, risk factor disclosure or other similarly non-specific statements that are predictive, general or forward-looking in nature, and (iii) disclosures in any Company SEC Documents filed on or after the date of this Agreement but are incorporated by reference into the Company SEC Documents filed prior to the date of this Agreement ((i), (ii) and (iii), collectively, “Excluded Disclosures”), there is no action, suit, proceeding or investigation pending (of which the Company has received notice or otherwise has knowledge) or, to the Company’s knowledge, threatened, against the Company or which the Company intends to initiate which has had or is reasonably likely to have a Material Adverse Effect or Collaboration Material Adverse Effect.
4.10.Licenses and Other Rights; Compliance with Laws. The Company has all franchises, permits, licenses, authorizations, consents, approvals and other rights and privileges (“Permits”), and has made all filings, applications and registrations with any Governmental Authority, that are necessary to permit it to own its properties and to conduct its business as presently conducted and is in compliance thereunder, except where the failure to be in compliance does not and would not have a Material Adverse Effect or Collaboration Material Adverse Effect. All such Permits are in full force and effect and, to the knowledge of the Company, no suspension or cancellation of any of them is threatened, and all such filings, applications and registrations are current. The Company has not taken any action that would interfere with the Company’s ability to renew all such Permit(s). The Company is and has been in compliance in all material respects with all Laws applicable to its business, properties and assets, and to the products and services sold by it, except where the failure to be in compliance does not and would not have a Material Adverse Effect.
4.11.Company SEC Documents; Financial Statements; Nasdaq Stock Market.
(a)    Since January 1, 2020, the Company has timely filed or furnished, as applicable, all required reports, schedules, forms, statements and other documents (including exhibits and all other information incorporated therein), and any required amendments to any of the foregoing, with the SEC (the “Company SEC Documents”). As of their respective filing dates, each of the Company SEC Documents complied in all material respects with the requirements of the Securities Act of 1933, as amended (the “Securities Act”), the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the rules and regulations of the SEC promulgated thereunder and the rules and regulations of The Nasdaq Stock Market, and no Company SEC Documents when filed, declared effective or mailed, as applicable, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.
(b)    As of the date of this Agreement, there are no outstanding or unresolved comments in comment letters received from the SEC or its staff. As of the date of this Agreement, none of the Company’s Subsidiaries is subject to the reporting requirements of Section 13(a) or 15(d) under the Exchange Act.
(c)    The consolidated financial statements of the Company included in its Annual Report on Form 10-K for the fiscal years ended December 31, 2019 and December 31, 2020 and in its quarterly reports on Form 10-Q for the quarterly period ended March 31, 2021 comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with United States generally accepted accounting principles (“GAAP”) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended. Except (i) as set forth in the Company SEC Documents filed prior to the date of this Agreement (excluding the Excluded Disclosures) or (ii) for liabilities incurred in the ordinary course of business subsequent to the date of the most recent balance sheet contained in the Company SEC Documents, none of which would, individually or in the aggregate, have a Material Adverse Effect, the Company has no liabilities, whether absolute or accrued, contingent or otherwise, other than those that would not, individually or in the aggregate, have a Material Adverse Effect. There are no unconsolidated subsidiaries of the Company or any material off-balance sheet arrangements of any type (including any off balance sheet arrangements required to be disclosed pursuant to Item 303(a)(4) of Regulation S-K promulgated under the Securities Act) that have not been so described in the Company SEC Documents filed prior to the date hereof (excluding the Excluded Disclosures) nor any obligations to enter into any such arrangements.
(d)    The Common Stock is listed on The Nasdaq Global Select Market, and the Company has taken no action or inaction designed to, or which is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from The Nasdaq Global Market. The Company has not received any notification that, and has no knowledge that, the SEC or The Nasdaq Stock Market LLC is contemplating terminating such listing or registration.
            (e)    The Company has implemented and maintains a system of internal control over financial reporting (to the extent required by Rule 13a-15(a) under the Exchange Act) that is designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of consolidated financial statements for external purposes, and such system of internal control over financial reporting is effective. The Company has implemented and maintains disclosure controls and procedures (to the extent required by Rule 13a-15(a) of the Exchange Act) that are designed to ensure that information required to be disclosed by the Company in the reports it files or submits under the Exchange Act is recorded, processed, summarized and reported within the timeframes specified by the SEC’s rules and forms (and such disclosure controls and procedures are effective), and has disclosed, based on its most recent evaluation of its system of internal control over financial reporting prior to the date of this Agreement, to the Company’s outside auditors and the audit committee of the Company Board (i) any significant deficiencies and material weaknesses known to it in the design or operation of its internal control over financial reporting (as defined in Rule 13a-15(f) of the Exchange Act) that would reasonably be expected to adversely affect the Company’s ability to record, process, summarize and report financial information and (ii) any fraud known to it, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting.
            (f)    To the knowledge of the Company, as of the date hereof, no employee of the Company or its subsidiaries has provided since January 1, 2019 or is providing information to any law enforcement agency regarding the violation of any applicable Law of the type described in Section 806 of the Sarbanes-Oxley Act by the Company or its Subsidiaries. Neither the Company nor its Subsidiaries have discharged, demoted or suspended an employee of the Company or its Subsidiaries in the terms and conditions of employment because of any lawful act of such employee described in Section 806 of the Sarbanes-Oxley Act.
4.12.Absence of Certain Changes.
(a)    Except as disclosed in the Company SEC Documents filed prior to the date of this Agreement (excluding the Excluded Disclosures), since December 31, 2020, to the Company’s knowledge there has not occurred any event that has caused or would reasonably be expected to cause a Material Adverse Effect or a Collaboration Material Adverse Effect.
(b)    Except as set forth in the Company SEC Documents filed prior to the date hereof (excluding the Excluded Disclosures), since December 31, 2020, the Company has not (i) declared or paid any dividends, or authorized or made any distribution upon or with respect to any class or series of its capital stock, or (ii) sold, exchanged or otherwise disposed of any of its material assets or rights.
(c)    Since December 31, 2020, the Company has not admitted in writing its inability to pay its debts generally as they become due, filed or consented to the filing against it of a petition in bankruptcy or a petition to take advantage of any insolvency act, made an assignment for the benefit of creditors, consented to the appointment of a receiver for itself or for the whole or any substantial part of its property, or had a petition in bankruptcy filed against it, been adjudicated a bankrupt, or filed a petition or answer seeking reorganization or arrangement under the federal bankruptcy laws or any other laws of the United States or any other jurisdiction.
4.13.Offering. Subject to the accuracy of the Investor’s representations set forth in Sections 5.5, 5.6, 5.7, 5.9 and 5.10, the offer, sale and issuance of the Shares to be issued in conformity with the terms of this Agreement constitute transactions which are exempt from the registration requirements of the Securities Act and from all applicable state registration or qualification requirements. Neither the Company nor any Person acting on its behalf will take any action that would cause the loss of such exemption.
4.14.No Integration. The Company has not, directly or through any agent, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act) which is or will be integrated with the Shares sold pursuant to this Agreement in a manner that would require the registration of the Shares under the Securities Act.
4.15.Brokers’ or Finders’ Fees. No broker, finder, investment banker or other Person is entitled to any brokerage, finder’s or other fee or commission from the Company in connection with the transactions contemplated by the this Agreement and the Collaboration Agreement.
4.16.Investment Company. The Company is not, and is not an Affiliate of, and immediately after receipt of payment for the Shares, will not be or be an Affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

The Company shall conduct its business in a manner so that it will not become an “investment company” subject to registration under the Investment Company Act of 1940, as amended.
4.17.No General Solicitation. Neither the Company nor any person acting on behalf of the Company has offered or sold any of the Shares by any form of general solicitation or general advertising. The Company has offered the Shares for sale only to the Investor.
4.18.Foreign Corrupt Practices; Anti-Money Laundering.
(a)Neither the Company nor, to the knowledge of the Company, any of its directors, officers, employees, or agents, has: (i) directly or indirectly, made, offered, promised, or authorized any unlawful contributions, gifts, entertainment or other payments related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns, (iii) failed to disclose fully any contribution made by the Company (or made by any person acting on its behalf of which the Company is aware) which is in violation of law, or (iv) violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”), or any applicable non-U.S. anti-bribery Law. Neither the Company nor, to the knowledge of the Company, any of its officers, directors or employees are the subject of any allegation, voluntary disclosure, investigation, prosecution or other enforcement action related to the FCPA or any other applicable anti-bribery Law.
(b)The operations of the Company and its subsidiaries are and have been conducted at all times in material compliance with applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all jurisdictions where the Company or its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.
4.19.Regulation M Compliance.  The Company has not, and to its knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Shares, (ii) sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Shares, or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company.
4.20.Office of Foreign Assets Control. Neither the Company nor, to the Company's knowledge, any director, officer, agent, employee or Affiliate of the Company is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”). The Company is, and for the past five (5) years has been, in material compliance with all OFAC regulations and any other applicable sanctions

Laws in all material respects, and there are no pending or, to the Company’s knowledge, threatened claims against the Company, nor, to the Company’s knowledge, any actions, conditions, facts, or circumstances that would reasonably be expected to give rise to any material future claims with respect to such Laws.
        4.21    Intellectual Property.
            (a) The Intellectual Property that is owned by the Company or any subsidiary is owned free from any liens or restrictions (other than any restrictions set forth in any Intellectual Property License relating to such Intellectual Property), and all of the Company’s and its subsidiaries’ material Intellectual Property Licenses are in full force and effect in accordance with their terms, are free of any liens or restrictions, and neither the Company nor to the Company’s knowledge any other party thereto, is in breach of any such material Intellectual Property License, and no event has occurred that with notice or lapse of time or both would constitute such a breach or default thereunder or would result in the termination thereof or would cause or permit the acceleration or other change of any right or obligation of the loss of any benefit thereunder by the Company except for such failures to be in full force and effect, such liens or restrictions, and such material breaches that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or a Collaboration Material Adverse Effect. Except as set forth in the Company SEC Documents filed prior to the date hereof (excluding the Excluded Disclosures), there is no material legal claim or demand of any Person pertaining to, or any proceeding which is pending (of which the Company has received notice or otherwise has knowledge) or, to the knowledge of the Company, threatened, (i) challenging the right of the Company in respect of any Company Intellectual Property, or (ii) that claims that any default exists under any Intellectual Property License.
            (b) Except as set forth in the Company’s SEC Documents filed prior to the date hereof (excluding the Excluded Disclosures): (i) the Company or one of its subsidiaries owns, free and clear of any lien or encumbrance, or has a valid license to, or has an enforceable right to use, as it is used or held for use, all material U.S. and non-U.S. patents, trade secrets, know-how, trademarks, service marks, copyrights, and other proprietary and intellectual property rights, and all grants and applications with respect to the foregoing (collectively, the “Proprietary Rights”) necessary for the conduct of the Company's business (such Proprietary Rights owned by or licensed to the Company collectively, the
“Company Rights”); and (ii) the Company and its subsidiaries have taken reasonable measures to protect the Company Rights, consistent with prudent commercial practices in the biotechnology industry.

4.22    Full Disclosure. As of the date hereof, and other than the transactions that are the subject of this Agreement and the Collaboration Agreement, no material fact or circumstance exists that would be required to be disclosed in a current report on Form 8-K or in a registration statement filed under the Securities Act, were such a registration statement filed on the date hereof, that has not been disclosed in an SEC Report filed on or after June 14, 2021.

4.23    Tax Status. The Company and each of its Subsidiaries (a) has made or filed in a timely manner (within any applicable extension periods) and in the appropriate jurisdictions all foreign, federal and state income and all other tax returns, reports, information statements and other documentation (including any additional or supporting materials) required to be filed or maintained in connection with the calculation, determination, assessment or collection of any and all federal, state, local, foreign and other taxes, levies, fees, imposts, duties, governmental fees and charges of whatever kind (each a “Tax”), including all amended returns required as a result of examination adjustments made by any Governmental Authority responsible for the imposition of any Tax (collectively, the “Returns”), and such Returns are true, correct and complete in all material respects, (b) has paid all Taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such Returns, except those being contested in good faith, not finally determined, and (c) has set aside on its books provision reasonably adequate for the payment of all Taxes for periods subsequent to the periods to which such Returns apply.
4.24    Labor and Employment Matters. No labor disturbance by or dispute with the employees of the Company or its Subsidiaries exists or, to the knowledge of the Company, is contemplated or threatened, and the Company is not aware of any existing or imminent labor disturbance by, or dispute with, the employees of any of its or its Subsidiaries’ principal suppliers, contractors or customers, except as would not, individually or in the aggregate, be or reasonably expected to be material to the Company and its Subsidiaries, taken as a whole.
4.25    Title to Property and Assets. Each of the Company and its Subsidiaries has good and marketable title to, or a legal and valid right to use, all properties and assets (whether tangible or intangible) that it purports to own or that it leases or otherwise uses, free and clear of any and all Encumbrances, except for any defects in title or right or any Encumbrances that would not, individually or in the aggregate, be or reasonably expected to be material to the Company and its Subsidiaries, taken as a whole. Such properties and assets collectively represent in all material respects all properties and assets necessary for the conduct of the business of the Company and its Subsidiaries as presently conducted.
4.26    Material Contracts. True and correct copies (or excerpt thereof) of all material Contracts of the Company and its Subsidiaries have either been disclosed to the Investor or disclosed in the SEC Company Documents (subject to redactions as permitted under applicable law), and since the date of this Agreement, there has been no acceleration, termination, material modification to or cancellation of any such Contracts that would, individually or in the aggregate, be or reasonably expected to have a Material Adverse Effect or Collaboration Material Adverse Effect.

5.Representations and Warranties of the Investor. The Investor hereby represents and warrants to the Company as of the date hereof and as of the Closing Date that:
5.1.Organization; Good Standing. The Investor is an exempted company with limited liability duly organized, validly existing and in good standing under the Laws of Cayman

Islands. The Investor has or will have all requisite power and authority to enter into the this Agreement, to purchase the Shares and to perform its obligations under and to carry out the other transactions contemplated by the this Agreement.
5.2.Authorization. All requisite action on the part of the Investor and its directors and shareholders, required by applicable Law for the authorization, execution and delivery by the Investor of the this Agreement, and the performance of all of its obligations thereunder, including the subscription for and purchase of the Shares, has been taken. This Agreement has been duly executed and delivered by the Investor and, upon the due execution and delivery thereof by the Company, will constitute a valid and legally binding obligation of the Investor, enforceable against the Investor in accordance with its terms (except as such enforceability may be limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium or other Laws of general application relating to or affecting enforcement of creditors’ rights and (b) rules of Law governing specific performance, injunctive relief or other equitable remedies and limitations of public policy).
5.3.No Conflicts. The execution, delivery and performance of the this Agreement and compliance with the provisions thereof by the Investor do not and shall not: (a) violate any provision of applicable Law or any ruling, writ, injunction, order, permit, judgment or decree of any Governmental Authority, (b) constitute a breach of, or default under (or an event which, with notice or lapse of time or both, would become a default under) or conflict with, or give rise to any right of termination, cancellation or acceleration of, any agreement, arrangement or instrument, whether written or oral, by which the Investor or any of its assets, are bound, or (c) violate or conflict with any of the provisions of the Investor’s organizational documents (including any articles or memoranda of organization or association, charter, bylaws or similar documents), and except, in the case of subsections (a), (b) and (c) as would not have a material adverse effect on the Investor’s ability to perform its obligations or consummate the Transaction in accordance with the terms of this Agreement.
5.4.No Governmental Authority or Third Party Consents. No consent, approval, authorization or other order of any Governmental Authority or other Third Party is required to be obtained by the Investor in connection with the authorization, execution and delivery of this Agreement or with the subscription for and purchase of the Shares.
5.5.Purchase Entirely for Own Account. The Shares shall be acquired for investment for the Investor’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and the Investor has no present intention of selling, granting any participation or otherwise distributing the Shares. The Investor does not have and will not have as of the Closing any contract, undertaking, agreement or arrangement with any Person to sell, transfer or grant participation to a Person any of the Shares.
5.6.Disclosure of Information. The Investor has been furnished access to all materials and information the Investor has requested relating to the Company and its Subsidiaries in order to evaluate the transactions contemplated by this Agreement.

5.7.Investment Experience and Accredited Investor Status. The Investor is an “accredited investor” (as defined in Regulation D under the Securities Act). The Investor has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Shares to be purchased hereunder.
5.8.[Reserved.]
5.9.Restricted Securities. The Investor understands that the Shares, when issued, shall be “restricted securities” under the federal securities Laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such Laws the Shares may be resold without registration under the Securities Act only in certain limited circumstances. The Investor represents that it is familiar with Rule 144 of the Securities Act (“Rule 144”), as presently in effect.
5.10.Legends. The Investor understands that any certificates representing the Shares shall bear the following legends:
(a)    “These securities have not been registered under the Securities Act of 1933. They may not be sold, offered for sale, pledged or hypothecated except pursuant to a registration statement in effect with respect to the securities under the Securities Act, in accordance with Rule 144 of the Securities Act or pursuant to an available exemption from registration under the Securities Act of 1933.”; and

(b)    any legend required by applicable state securities Laws.

5.11.Financial Assurances. As of the Closing Date, the Investor has and will have access to cash in an amount sufficient to pay to the Company the Aggregate Purchase Price.
        5.12    Stock Ownership. As of the date hereof, neither the Investor nor any of its Affiliates (excluding for this purpose any employee benefit plan of the Investor) own any shares of capital stock of the Company.
6.Investor’s Conditions to Closing. The Investor’s obligation to purchase the Shares at the Closing is subject to the fulfillment as of the Closing of the following conditions (unless waived in writing by the Investor):
6.1.Representations and Warranties. The representations and warranties made by the Company in Section 4 hereof shall be true and correct as of the date of this Agreement and as of the Closing Date as though made on and as of such Closing Date, except to the extent such representations and warranties are specifically made as of a particular date, in which case such representations and warranties shall be true and correct as of such date; provided, however, that for purposes of this Section 6.1, all such representations and warranties of the Company (other than Sections 4.1(a), 4.2, 4.3, 4.4, 4.5(a), 4.6(c), 4.8, and 4.11 of this Agreement) shall be deemed to be true and correct for purposes of this Section 6.1 unless the failure or failures of such representations and warranties to be so true and correct, without regard to any “material,”

“materiality” or “Material Adverse Effect” qualifiers set forth therein, constitute a Material Adverse Effect.
6.2.Representations and Warranties in the Collaboration Agreement. The representations and warranties made by the Company in Section 12.1 of the Collaboration Agreement shall be true and correct as of the Closing Date as though made on and as of such Closing Date, except to the extent such representations and warranties are specifically made as of a particular date, in which case such representations and warranties shall be true and correct as of such date; provided, however, that for purposes of this Section 6.2, all such representations and warranties of the Company shall be deemed to be true and correct for purposes of this Section 6.2 unless the failure or failures of such representations and warranties to be so true and correct, without regard to any “material” or “materiality” qualifiers set forth therein, individually or in the aggregate, has had or would reasonably be expected to have a Collaboration Material Adverse Effect.
6.3.Covenants. All covenants and agreements contained in this Agreement to be performed or complied with by the Company on or prior to the Closing Date shall have been performed or complied with in all material respects.
6.4.Collaboration Agreement. The Company shall have duly executed and delivered to the Investor the Collaboration Agreement, and there shall have been no termination of the Collaboration Agreement that, as of the Closing, is effective.
6.5.No Material Adverse Effect. From and after the date of this Agreement until the Closing Date, there shall have occurred no event that has caused a Material Adverse Effect or a Collaboration Material Adverse Effect.
6.6.Listing. The Shares shall be eligible and approved for listing on the Nasdaq Global Select Market.
7.Company’s Conditions to Closing. The Company’s obligation to issue and sell the Shares at the Closing is subject to the fulfillment as of the Closing of the following conditions (unless waived in writing by the Company):
7.1.Representations and Warranties. The representations and warranties made by the Investor in Section 5 hereof shall be true and correct as of the date of this Agreement and as of the Closing Date as though made on and as of such Closing Date, except to the extent such representations and warranties are specifically made as of a particular date, in which case such representations and warranties shall be true and correct as of such date, in the case of Sections 5.1-5.4, and 5.11, except where any failure to be true and correct would not have a material adverse effect on the Investor’s ability to perform its obligations, or consummate the Transaction in accordance with the terms of this Agreement, in the case of Section 5.5, 5.6 and 5.7, except where any inaccuracy would not result in the issuance of the Shares hereunder failing to qualify as an offering of securities not involving any public offering under the federal securities Laws, and in the case of Section 5.12, except where any inaccuracy would not be material on the

Investor’s ability to perform its obligations, or consummate the Transaction in accordance with the terms of this Agreement.
7.2.Covenants. All covenants and agreements contained in this Agreement to be performed or complied with by the Investor on or prior to the Closing Date shall have been performed or complied with in all material respects.
7.3.Collaboration Agreement. The Investor shall have duly executed and delivered to the Company the Collaboration Agreement, and there shall have been no termination of the Collaboration Agreement that, as of the Closing, is effective.
8.Mutual Conditions to Closing. The obligations of the Investor and the Company to consummate the Closing are subject to the fulfillment as of the Closing Date of the following conditions:
8.1.Absence of Litigation. There shall be no action, suit, proceeding or investigation by a Governmental Authority pending or currently threatened in writing against the Company or the Investor that questions the validity of any of the this Agreement, the right of the Company or the Investor to enter into this Agreement or to consummate the transactions contemplated hereby or thereby or which, if determined adversely, would impose substantial monetary damages on the Company or the Investor as a result of the consummation of the transactions contemplated by this Agreement.
8.2.No Prohibition. No provision of any applicable Law and no judgment, injunction (preliminary or permanent), order or decree that prohibits, makes illegal or enjoins the consummation of the Transaction shall be in effect.
9.Termination.
9.1.Ability to Terminate. This Agreement may be terminated at any time prior to the Closing by:
(a)    mutual written consent of the Company and the Investor;

(b)    either the Company or the Investor, upon written notice to the other no earlier than June 30, 2021 (the “Termination Date”), if the Transaction shall not have been consummated by the Termination Date;

(c)    either the Company or the Investor, upon written notice to the other, if any of the mutual conditions to the Closing set forth in Section 8 shall have become incapable of fulfillment by the Termination Date and shall not have been waived in writing by the other party within ten business days after receiving receipt of written notice of an intention to terminate pursuant to this clause (c) provided, however, that the right to terminate this Agreement under this Section 9.1(c) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure to consummate the transactions contemplated hereby prior to the Termination Date;

(d)    the Company, upon written notice to the Investor, so long as the Company is not then in breach of its representations, warranties, covenants or agreements under this Agreement such that any of the conditions set forth in Section 6, could not be satisfied by the Termination Date, (i) upon a material breach of any covenant or agreement on the part of the Investor set forth in this Agreement, or (ii) if any representation or warranty of the Investor shall have been or become untrue, in each case such that any of the conditions set forth in Section 7, could not be satisfied by the Termination Date;

(e)    the Investor, upon written notice to the Company, so long as the Investor is not then in breach of its representations, warranties, covenants or agreements under this Agreement such that any of the conditions set forth in Section 7, could not be satisfied by the Termination Date, (i) upon a breach of any covenant or agreement on the part of the Company set forth in this Agreement, or (ii) if any representation or warranty of the Company shall have been or become untrue, in each case such that any of the conditions set forth in Section 6, could not be satisfied by the Termination Date.

9.2.Effect of Termination. In the event of the termination of this Agreement pursuant to Section 9.1 hereof, (a) this Agreement (except for this Section 9.2 and Section 11 hereof (other than Section 11.13), and any definitions set forth in this Agreement and used in such sections) shall forthwith become void and have no effect, without any liability on the part of any party hereto or its Affiliates, and (b) all filings, applications and other submissions made pursuant to this Agreement, to the extent practicable, shall be withdrawn from the agency or other Person to which they were made or appropriately amended to reflect the termination of the transactions contemplated hereby; provided, however, that nothing contained in this Section 9.2 shall relieve any party from liability for fraud or any intentional or willful breach of this Agreement.
10.Additional Covenants and Agreements.
10.1.Market Listing. From the date hereof through the Closing Date, Company shall use all reasonable efforts to maintain the listing and trading of the Common Stock on The Nasdaq Global Market.
10.2.Assistance and Cooperation. Prior to the Closing, upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to use all reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, and to assist and cooperate with the other party in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement, including using all reasonable efforts to accomplish the following: (a) taking all reasonable acts necessary to cause the conditions precedent set forth in Sections 6, 7 and 8 to be satisfied; (b) taking all reasonable actions necessary to obtain all necessary actions or non-actions, waivers, consents, approvals, orders and authorizations from Governmental Authorities and the making of all necessary registrations, declarations and filings (including registrations, declarations and filings with Governmental Authorities, if any); (c) taking all reasonable actions necessary to obtain all necessary consents, approvals or waivers from Third Parties; and (d) except as otherwise provided for in Section 10.2, defending any suits, claims, actions, investigations or proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated hereby, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Authority vacated or reversed.
10.3.Legend Removal.
(a)    Certificates evidencing the Shares shall not contain the legend set forth in Section 5.10(a): (i) following any sale of such Shares pursuant to Rule 144, (ii) if such Shares are eligible for sale under Rule 144, without the requirement for the Company to be in compliance with the current public information required under Rule 144 as to such Shares and without volume or manner-of-sale restrictions or (iii) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the SEC).

(b)    Certificates evidencing the Shares shall not contain the legend set forth in Section 5.10(c) following any sale of such Shares pursuant to Rule 144.

(c)    The Company agrees that at such time as any legend set forth in Section 5.10 is no longer required under this Section 10.4, the Company will, no later than three (3) Business Days following the delivery by the Investor to the Company or the Company’s transfer agent (the “Transfer Agent”) of a certificate representing Shares issued with such legend, deliver or cause to be delivered to the Investor a certificate representing such Shares that is free from such legend, or, in the event that such shares are uncertificated, remove any such legend in the Company’s stock records. The Company may not make any notation on its records or give instructions to the Transfer Agent that enlarge the restrictions on transfer set forth in Section 5.10.
10.4.Conduct of Business. During the period from the date hereof until the Closing, except as consented to in writing by the Investor, the Company shall not (i) declare, set aside or pay any dividend or make any other distribution or payment (whether in cash, stock or property or any combination thereof) in respect of its capital stock, or establish a record date for any of the foregoing, or (ii) make any other actual, constructive or deemed distribution in respect of any shares of its capital stock or otherwise make any payments to stockholders in their capacity as such, except pursuant to repurchases of equity pursuant to the terms of its equity compensation plans.
11.Miscellaneous.
11.1.Governing Law; Submission to Jurisdiction. This Agreement shall be governed by and construed in accordance with the Laws of the State of Delaware, without regard to the conflict of laws principles thereof that would require the application of the Law of any other jurisdiction. Any action brought, arising out of, or relating to this Agreement shall be brought in the Court of Chancery of the State of Delaware. Each party hereby irrevocably submits to the exclusive jurisdiction of said Court in respect of any claim relating to the validity, interpretation and enforcement of this Agreement, and hereby waives, and agrees not to assert, as a defense in any action, suit or proceeding in which any such claim is made that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in such courts, or that the venue thereof may not be appropriate or that this agreement may not be enforced in or by such courts. The parties hereby consent to and grant the Court of Chancery of the State of Delaware jurisdiction over such parties and over the subject matter of any such claim and agree that mailing of process or other papers in connection with any such action, suit or proceeding in the manner provided in Section 11.3 or in such other manner as may be permitted by law, shall be valid and sufficient thereof.
11.2.Waiver. Waiver by a party of a breach hereunder by the other party shall not be construed as a waiver of any subsequent breach of the same or any other provision. No delay or omission by a party in exercising or availing itself of any right, power or privilege hereunder shall preclude the later exercise of any such right, power or privilege by such party. No waiver shall be effective unless made in writing with specific reference to the relevant provision(s) of this Agreement and signed by a duly authorized representative of the party granting the waiver.
11.3.Notices. All notices, instructions and other communications hereunder or in connection herewith shall be in writing, shall be sent to the address of the relevant party set forth on Exhibit A attached hereto and shall be (a) delivered personally, (b) sent by registered or certified mail, return receipt requested, postage prepaid, (c) sent via a reputable nationwide overnight courier service or (d) sent by facsimile transmission or electronic mail, with a confirmation copy to be sent by registered or certified mail, return receipt requested, postage prepaid. Any such notice, instruction or communication shall be deemed to have been delivered upon receipt if delivered by hand, three (3) Business Days after it is sent by registered or certified mail, return receipt requested, postage prepaid, one (1) Business Day after it is sent via a reputable nationwide overnight courier service or when transmitted with electronic confirmation of receipt, if transmitted by facsimile or electronic mail (if such transmission is made during regular business hours of the recipient on a Business Day; or otherwise, on the next Business Day following such transmission). Either party may change its address by giving notice to the other party in the manner provided above.
11.4.Entire Agreement. This Agreement and the Collaboration Agreement, contain the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede all prior and contemporaneous arrangements or understandings, whether written or oral, with respect hereto and thereto.
11.5.Amendments. No provision in this Agreement shall be supplemented, deleted or amended except in a writing executed by an authorized representative of each of the Investor and the Company.

11.6.Headings; Nouns and Pronouns; Section References. Headings in this Agreement are for convenience of reference only and shall not be considered in construing this Agreement. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of names and pronouns shall include the plural and vice-versa. References in this Agreement to a section or subsection shall be deemed to refer to a section or subsection of this Agreement unless otherwise expressly stated.
11.7.Severability. If, under applicable Laws, any provision hereof is invalid or unenforceable, or otherwise directly or indirectly affects the validity of any other material provision(s) of this Agreement in any jurisdiction (“Modified Clause”), then, it is mutually agreed that this Agreement shall endure and that the Modified Clause shall be enforced in such jurisdiction to the maximum extent permitted under applicable Laws in such jurisdiction; provided that the parties shall consult and use all reasonable efforts to agree upon, and hereby consent to, any valid and enforceable modification of this Agreement as may be necessary to avoid any unjust enrichment of either party and to match the intent of this Agreement as closely as possible, including the economic benefits and rights contemplated herein.
11.8.Assignment. Except for an assignment of this Agreement or any rights hereunder by the Investor to an Affiliate, neither this Agreement nor any of the rights or obligations hereunder may be assigned by either the Investor or the Company without (a) the prior written consent of Company in the case of any assignment by the Investor or (b) the prior written consent of the Investor in the case of an assignment by the Company.
11.9.Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.
11.10.Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original but which together shall constitute one and the same instrument.
11.11.Third Party Beneficiaries. None of the provisions of this Agreement shall be for the benefit of or enforceable by any Third Party, including any creditor of any party hereto. No Third Party shall obtain any right under any provision of this Agreement or shall by reason of any such provision make any claim in respect of any debt, liability or obligation (or otherwise) against any party hereto.
11.12.No Strict Construction. This Agreement has been prepared jointly and will not be construed against either party.
11.13.Survival of Warranties. The representations and warranties of the Company and the Investor contained in this Agreement shall survive the Closing and the delivery of the Shares.

11.14.Remedies. The rights, powers and remedies of the parties under this Agreement are cumulative and not exclusive of any other right, power or remedy which such parties may have under any other agreement or Law. No single or partial assertion or exercise of any right, power or remedy of a party hereunder shall preclude any other or further assertion or exercise thereof.
11.15.Expenses. Each party shall pay its own fees and expenses in connection with the preparation, negotiation, execution and delivery of the this Agreement.
11.16.No Publicity. The parties hereto agree that the provisions of Section 11.3 of the Collaboration Agreement shall be applicable to the parties to this Agreement with respect to any public disclosures regarding the proposed transactions contemplated by the Purchase Agreement and the Collaboration Agreement or regarding the parties hereto or their Affiliates (it being understood that the provisions of Section 11.3 of the Collaboration Agreement shall be read to apply to disclosures of information relating to this Agreement and the transactions contemplated hereby).
11.17.Adjustment of Shares. Each reference to a number of shares of Common Stock in this Agreement shall be adjusted proportionately to reflect any stock dividend, subdivision, split or reverse split or the like affected with respect to all outstanding shares of Common Stock.
11.18.Electronic Signature. This Agreement may be executed by facsimile signature or any other form of electronic transmission of signature and a facsimile or any other form of electronically transferred signature shall constitute an original for all purposes.
11.19.Limitation of Liability. IN NO EVENT WILL EITHER PARTY BE LIABLE TO THE OTHER PARTY (OR THE OTHER PARTY’S AFFILIATES OR SUBLICENSEES) IN CONNECTION WITH THIS AGREEMENT FOR LOST REVENUE, LOST PROFITS, LOST SAVINGS, LOSS OF USE, DAMAGE TO GOODWILL, OR ANY CONSEQUENTIAL, INCIDENTAL, SPECIAL, EXEMPLARY, PUNITIVE OR INDIRECT DAMAGES UNDER ANY THEORY, INCLUDING CONTRACT, NEGLIGENCE, OR STRICT LIABILITY, EVEN IF THAT PARTY HAS BEEN PLACED ON NOTICE OF THE POSSIBILITY OF SUCH DAMAGES.
(Signature Page Follows)

IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first above written.
ZAI LAB LIMITED

By:    /s/ Samantha Du
Name:    Samantha Du
Title:    CEO

MACROGENICS, INC.

By:    /s/ Scott Koenig
Name:    Scott Koenig
Title:    CEO
Signature Page to Stock Purchase Agreement

EXHIBIT A
NOTICES
(a)    If to the Investor:
Zai Lab Limited
Fourth Floor, Building 1,
4560 Jinke Road, Pudong District,
Shanghai 201210, China
Attention: CEO

with a copy to:
Goodwin Procter (Hong Kong) LLP
38th Floor, Edinburgh Tower, The Landmark
15 Queen's Road Central, Hong Kong
Attention: Wendy Pan
Email: WPan@goodwinlaw.com

(b)    If to the Company:
MacroGenics, Inc.
9704 Medical Center Drive
Rockville, MD 20850
Attention: CEO
with a copy to:
Cooley LLP
55 Hudson Yards
New York, NY 10001
Attention: Eric Blanchard